Exhibit 99.17(a)

PROXY TABULATOR
P.O. BOX 859232	EVERY SHAREHOLDER’S VOTE IS IMPORTANT
BRAINTREE, MA 02185-9232
VOTE BY MAIL

1) Read the Proxy Statement
2) Check the appropriate boxes on this proxy card
3) Sign and date this proxy card
4) Mail your completed proxy card in the enclosed envelope

CREDIT SUISSE TRUST
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2007

The undersigned hereby appoints J. Kevin Gao and Karen Regan, each with the power of substitution, as proxies for the undersigned to vote all shares of Small Cap Core II Portfolio (the “Portfolio”), a portfolio of the Credit Suisse Trust (the “Trust”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, Eleven Madison Avenue, 24th Floor, New York, New York 10010, on April 24, 2007 at 2 p.m., Eastern time, and at any adjournments thereof.

Note: Please sign exactly as your name(s) appears on the Proxy. If you are signing this Proxy for a corporation, estate, trust or other fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature.

Signature	Date

Signature (Joint Owners)	Date

CREDIT SUISSE – CSAM2

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.

PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

		FOR	AGAINST	ABSTAIN

•	To approve the Agreement and Plan of Reorganization (the “Plan”) providing that	[ ]	[ ]	[ ]

(i) Credit Suisse Small Cap Core II Portfolio (the “Acquired Portfolio”), a portfolio of Credit Suisse Trust (the “Trust”), would transfer to Credit Suisse Small Cap
Core I Portfolio (the “Acquiring Portfolio”), a portfolio of the Trust, all of its assets in exchange for shares of the Acquiring Portfolio and the assumption by the
Acquiring Portfolio of the Acquired Portfolio’s liabilities, (ii) such shares of the
Acquiring Portfolio would be distributed to shareholders of the Acquired Portfolio in liquidation of the Acquired Portfolio, and (iii) the Acquired Portfolio would subsequently be dissolved.

PLEASE SIGN ON REVERSE SIDE
CREDIT SUISSE – CSAM2